Exhibit 99.1

POWERSECURE DEPLOYS 350 ELECTRICITY CREW MEMBERS AND READIES BACKUP POWER FOR CUSTOMERS AS ICE STORM HITS SOUTHEASTERN UNITED STATES

—Largest storm response deployment ever for PowerSecure—

WAKE FOREST, N.C. – February 13, 2014 – PowerSecure International, Inc. (NYSE: POWR) today announced that the company has, at the request of its utility partners, dispatched approximately 350 electricity crew members and equipment, including line crews, engineers and damage assessment teams, to assist with the restoration of electric service following the severe winter storm moving through Southeastern United States.

In addition, PowerSecure’s Interactive Distributed Generation® (IDG®) power systems are standing ready to protect customers’ critical facilities from service interruptions, data loss, down time and spoilage. PowerSecure’s IDG monitoring team has been in “storm mode” as this storm approached, and they will continue to serve and protect customers as the storm potentially disrupts utility power in coming days.

“PowerSecure is focused on serving our utility customers with safety, efficiency and skill as we work to restore electricity to their customers that have lost power,” said Sidney Hinton, chief executive officer of PowerSecure.

“We also continue to provide vital backup power to our commercial and industrial customers who, because of PowerSecure’s IDG systems, can avoid significant business losses and remain open to serve their communities during disruptions to the power grid,” Hinton added.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the size, timing and terms of sales and orders, including the company’s revenue backlog, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions of the ESCO business and the Solais business; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103